UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2010

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2010, National Instruments Corporation (“NI”) announced that Alex Davern had been appointed Chief Operating Officer (“COO”) and Executive Vice President, effective immediately. Mr. Davern will continue to serve as NI’s Chief Financial Officer and Treasurer.  As COO, Mr. Davern will focus on strengthening the alignment between sales, manufacturing, legal, finance and information technology functions.

Mr. Davern, 44, joined NI in February 1994 and has served as Chief Financial Officer and Treasurer since December 1997 and also as Senior Vice President, IT and Manufacturing Operations since 2002.  He served as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997 and as Corporate Controller and International Controller before that time.  Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP.  Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland.

NI issued a press release on October 1, 2010, announcing the appointment of Alex Davern to COO and Executive Vice President. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Pursuant to the instructions to paragraph 5.02(c) of Form 8-K, NI is making the disclosure required pursuant to 5.02(c) on the date of public announcement of Mr. Davern’s appointment to Chief Operating Officer and Executive Vice President.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by National Instruments Corporation on October 1, 2010, announcing the appointment of Alex Davern to Chief Operating Officer and Executive Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  October 1, 2010